Exhibit 19.1

[Sallie Mae Servicing Logo]

SLM Student Loan Trust 2002-A
Officer's Certificate of the Servicer
Annual Statement of Compliance
As of December 31, 2002

TO:	Indenture Trustee JP Morgan Chase Bank 450 West 33rd Street 15th Floor New York, New York 10001 Attn: Structured Finance Services	Trustee Chase Manhattan Bank USA, National Association Christiana Center/OPS4, 500 Stanton Christiana Road Newark, Delaware 19713 Attn: Corporate Trust Department
Copy:	JP Morgan Chase Bank 4 New York Plaza, 6th Floor New York, New York 10004 Attn: Institutional Trust Services	The Chase Manhattan Bank, N.A. 450 West 33rd Street 15th floor New York, New York 10001 Attn: Corporate Trust Department

Pursuant to Section 3.2 of the Administration Agreement (the "Agreement"), we hereby certify that (i) a review of the activities and performance of the Servicer from October 17, 2002 through December 31, 2002 under this Agreement and under the Servicing Agreement dated as of October 17, 2002 has been made under our supervision, and (ii) to the best of our knowledge, the Servicer has fulfilled its obligations in all material respects under this Agreement and under the Servicing Agreement throughout such period.

SALLIE MAE SERVICING LP, as Servicer 11600 Sallie Mae Drive Reston, Virginia 20193

/s/ BARBARA A. DEEMER Barbara A. Deemer, Senior Vice President and Controller

/s/ ROBERT R. LEVINE Robert R. Levine, Executive Vice President, Servicing

SLM Private Credit Trust 2002-A
Officer's Certificate

Indenture Trustee

JP Morgan Institutional Trust Services
Structured Finance Services
4 New York Plaza, 6th Floor
New York, NY 10004-2477
Attn: David Contino
(212) 623-5376

Pursuant to Section 3.2 of the Administration Agreement (the "Agreement"), we, the undersigned, hereby certify that (i) a review of the activities and performance of the Administrator from October 17, 2002 through December 31, 2002 has been made under our supervision and (ii) to the best of our knowledge, based on such review, the Administrator has fulfilled its obligations in all material respects under the Agreement throughout such period.

December 31, 2002

SALLIE MAE, INC. as Administrator

/s/ J. LANCE FRANKE J. Lance Franke, Vice President Sallie Mae, Inc.	/s/ GREGORY A. SWARTZ Gregory A. Swartz, Assistant VP Sallie Mae, Inc.